Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Tom Filandro - ICR, Inc.
Managing Director
tom.filandro@icrinc.com
(646) 277-1235

BIG LOTS REPORTS RECORD FULL YEAR PERFORMANCE

FULL YEAR COMPS UP 16.1% WITH EPS MORE THAN DOUBLE PRIOR YEAR

RECORD Q4 COMPS OF 7.9%

Q4 EPS OF $2.59 AHEAD OF GUIDANCE

Columbus, Ohio – March 5, 2021 – Big Lots, Inc. (NYSE: BIG) today reported net income of $98.0 million, or $2.59 per diluted share, for the fourth quarter of fiscal 2020 ended January 30, 2021, which compares to the company’s guidance, as provided on January 13, 2021, of $2.40 to $2.50 per diluted share. Net income for the fourth quarter of fiscal 2019 was $93.8 million, or $2.39 per diluted share. Net sales for the fourth quarter of fiscal 2020 totaled $1,738 million, an 8.1% increase compared to $1,607 million for the same period last year, with the growth resulting from a 7.9% increase in comparable sales, and sales growth from new and relocated non-comp stores, offset by a slightly lower average store count year-over-year.

Remarking on today’s announcement, Bruce Thorn, President and CEO of Big Lots stated, “I am pleased to report that our fiscal fourth quarter ended strongly, with a record fourth quarter comparable sales increase despite softer than planned traffic in December and inventory and supply chain challenges during the quarter. We also delivered another stellar quarter of growth across our ecommerce and omnichannel platforms with sales increasing over 130%. Throughout the quarter, our strategic investments and the nimbleness of our teams allowed us to serve our customers better than ever, as well as adjust to market dynamics to deliver excellent top-line and bottom-line results.”

Mr. Thorn further remarked, “Fiscal 2020 was the strongest year in the history of Big Lots, occurring against the backdrop of an unprecedented year of uncertainty for our nation and industry. The results were the culmination of the tremendous efforts of our associates in our distribution centers, our stores, and our corporate headquarters, combined with the ongoing and successful rollout of our Operation North Star strategies. Beyond our 2020 results, we believe these strategies position us for ongoing success, supported by our steadfast focus on customer service, our assortment of everyday essentials and stay-at-home products, and our growing customer file. During 2021, we will continue the roll-out of our Lot and Queue Line programs to the balance of our stores, expand our offerings under the Broyhill brand, further scale our greatly enhanced ecommerce capabilities, and accelerate new store openings. With the dedication and commitment of our 37,000 associates to drive these initiatives, we’re confident that 2021 will be another successful year in the evolution of Big Lots.”

Investor Relations Department

Investor_relations@biglots.com

https://www.biglots.com/corporate/investors

	Earnings per Share

	Q4 2020	Q4 2019	FY 2020	FY 2019

Earnings per diluted share	$2.59	$2.39	$16.11	$6.16

Gain on sale of distribution centers (1)	—	—	($8.75)	($3.47)

Impact of the costs associated with the implementation of the strategic transformation (1)	—	—	—	$0.83

Impact of legal settlement loss contingencies (1)	—	—	—	$0.14

Earnings per diluted share - adjusted basis	$2.59	$2.39	$7.35	$3.67

(1) Non-GAAP detailed reconciliation provided in our statements below.

FISCAL 2020
For fiscal 2020, net income totaled $629.2 million, or $16.11 per diluted share. Excluding non-recurring items detailed in this release, adjusted net income for the full year period ended January 30, 2021, totaled $287.3 million, or $7.35 per diluted share (non-GAAP), compared to adjusted net income of $144.4 million, or $3.67 per diluted share (non-GAAP), for fiscal 2019.

Net sales for fiscal 2020 totaled $6,199 million, a 16.5% increase compared to $5,323 million last year, with the increase resulting from a comparable sales increase of 16.1% and sales growth in high volume new and relocated non-comp stores.

Inventory and Cash Management
Inventory ended the fourth quarter of fiscal 2020 at $940 million compared to $921 million for the same period last year. The 2% increase was driven by in-transit inventory, which continues to be substantially higher year-over-year as the company has increased its order volume to restore on-hand merchandise and accommodate longer lead times on imported merchandise. Excluding in-transit, on-hand inventory was down approximately 5% to the prior year.

The company ended the fourth quarter of fiscal 2020 with $560 million of Cash and Cash Equivalents and $36 million of Long-term Debt, compared to $53 million of Cash and Cash Equivalents and $279 million of Long-term Debt as of the end of the fourth quarter of fiscal 2019.

Share Repurchase Authorization
As previously announced, on August 27, 2020 the company’s Board of Directors authorized the repurchase of up to $500 million of the company’s outstanding common shares. The authorization may be utilized to repurchase shares in the open market and/or in privately negotiated transactions at the company’s discretion, subject to market conditions and other factors. In the fourth quarter of fiscal 2020, the company invested $73 million to repurchase 1.6 million shares at an average price of $46.38. Through the end of the fourth quarter of fiscal 2020, the company had utilized $173 million under this authorization to repurchase 3.8 million shares, at an average price of $46.05.

Dividend
As announced in a separate press release, on March 4, 2021, the Board of Directors declared a quarterly cash dividend of $0.30 per common share. This dividend payment of approximately $11 million will be payable on April 2, 2021, to shareholders of record as of the close of business on March 19, 2021.

Investor Relations Department

Investor_relations@biglots.com

https://www.biglots.com/corporate/investors

Company Outlook
The company expects that its financial performance in 2021 will be significantly affected by the ongoing Covid-19 pandemic, including the impact of continued evolution in consumer shopping behaviors, and potential impact of further government stimulus. As such, the company does not have the visibility to provide full year guidance for fiscal 2021 at this time. Based on currently available information, for the first quarter of fiscal 2021 the company expects to achieve diluted earnings per share in the range of $1.30 to $1.45, based on a low-single-digit comparable sales increase. The foregoing first quarter guidance does not incorporate further anticipated share repurchases pursuant to the remaining $327 million available under the $500 million share repurchase authorization approved by the company’s Board of Directors on August 27, 2020.

Conference Call/Webcast
The company will host a conference call today at 8:00 a.m. to discuss the financial results for the fourth quarter of fiscal 2020. A webcast of the conference call is available through the Investor Relations section of the company’s website http://www.biglots.com. An archive of the call will be available through the Investor Relations section of the company’s website after 12:00 p.m. today and will remain available through midnight on Friday, March 19, 2021. A replay of this call will also be available beginning today at 12:00 p.m. through March 19 by dialing 877.660.6853 (Toll Free) or 201.612.7415 (Toll) and entering Replay Conference ID 13715962. All times are Eastern Time.

Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is a neighborhood discount retailer operating 1,410 stores in 47 states, as well as a best-in-class ecommerce platform with expanded capabilities via BOPIS, curbside pickup, Instacart and PICKUP with same day delivery. The company’s product assortment is focused on home essentials: Furniture, Seasonal, Soft Home, Food, Consumables, Hard Home, and Electronics, Toys & Accessories. Big Lots’ mission is to help people Live BIG and Save Lots. The company strives to be the BIG difference for a better life by delivering unmatched value to customers through surprise and delight, being a "best place to work" culture for associates, rewarding shareholders with consistent growth and top-tier returns, as well as doing good in local communities. For more information about the company, visit www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “approximate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance and are applicable only as of the dates of such statements. Although the company believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect business, financial condition, results of operations or liquidity.

Investor Relations Department

Investor_relations@biglots.com

https://www.biglots.com/corporate/investors

Forward-looking statements that the company makes herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, developments related to the COVID-19 coronavirus pandemic, current economic and credit conditions, the cost of goods, the inability to successfully execute strategic initiatives, competitive pressures, economic pressures on customers and the company, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of the company’s most recent Annual Report on Form 10-K, and other factors discussed from time to time in other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the company makes on related subjects in public announcements and SEC filings.

Investor Relations Department

Investor_relations@biglots.com

https://www.biglots.com/corporate/investors

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	JANUARY 30	FEBRUARY 1
	2021	2020
	(Unaudited)	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$559,556	$52,721
Inventories	940,294	921,266
Other current assets	85,939	89,962
Total current assets	1,585,789	1,063,949

Operating lease right-of-use assets	1,649,009	1,202,252

Property and equipment - net	717,216	849,147

Deferred income taxes	16,329	4,762
Other assets	68,914	69,171
	$4,037,257	$3,189,281

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$398,433	$378,241
Current operating lease liabilities	226,075	212,144
Property, payroll and other taxes	109,694	82,109
Accrued operating expenses	138,331	118,973
Insurance reserves	34,660	36,131
Accrued salaries and wages	49,830	39,292
Income taxes payable	43,601	3,930
Total current liabilities	1,000,624	870,820

Long-term debt	35,764	279,464

Noncurrent operating lease liabilities	1,465,433	1,035,377
Deferred income taxes	7,762	48,610
Insurance reserves	57,452	57,567
Unrecognized tax benefits	11,304	10,722
Other liabilities	181,187	41,257

Shareholders' equity	1,277,731	845,464
	$4,037,257	$3,189,281

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	JANUARY 30, 2021		FEBRUARY 1, 2020
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,737,915	100.0	$1,606,982	100.0
Gross margin	685,173	39.4	634,019	39.5
Selling and administrative expenses	520,617	30.0	471,064	29.3
Depreciation expense	33,586	1.9	37,409	2.3
Operating profit	130,970	7.5	125,546	7.8
Interest expense	(2,575)	(0.1)	(3,170)	(0.2)
Other income (expense)	1,533	0.1	(250)	(0.0)
Income before income taxes	129,928	7.5	122,126	7.6
Income tax expense	31,942	1.8	28,362	1.8
Net income	$97,986	5.6	$93,764	5.8

Earnings per common share
Basic	$2.68		$2.40
Diluted	$2.59		$2.39

Weighted average common shares outstanding
Basic	36,509		39,037
Dilutive effect of share-based awards	1,316		165
Diluted	37,825		39,202

Cash dividends declared per common share	$0.30		$0.30

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	52 WEEKS ENDED		52 WEEKS ENDED
	JANUARY 30, 2021		FEBRUARY 1, 2020
		%		%
	(Unaudited)		(Unaudited)

Net sales	$6,199,186	100.0	$5,323,180	100.0
Gross margin	2,497,386	40.3	2,114,682	39.7
Selling and administrative expenses	1,965,555	31.7	1,823,409	34.3
Depreciation expense	138,336	2.2	134,981	2.5
Gain on sale of distribution centers	(463,053)	(7.5)	(178,534)	(3.4)
Operating profit	856,548	13.8	334,826	6.3
Interest expense	(11,031)	(0.2)	(16,827)	(0.3)
Other income (expense)	(911)	(0.0)	(451)	(0.0)
Income before income taxes	844,606	13.6	317,548	6.0
Income tax expense	215,415	3.5	75,084	1.4
Net income	$629,191	10.1	$242,464	4.6

Earnings per common share
Basic	$16.46		$6.18
Diluted	$16.11		$6.16

Weighted average common shares outstanding
Basic	38,233		39,244
Dilutive effect of share-based awards	834		107
Diluted	39,067		39,351

Cash dividends declared per common share	$1.20		$1.20

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	JANUARY 30, 2021	FEBRUARY 1, 2020
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$131,939	$258,422

Net cash used in investing activities	(32,222)	(33,249)

Net cash used in financing activities	(87,992)	(234,246)

Increase (decrease) in cash and cash equivalents	11,725	(9,073)
Cash and cash equivalents:
Beginning of period	547,831	61,794
End of period	$559,556	$52,721

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	52 WEEKS ENDED	52 WEEKS ENDED
	JANUARY 30, 2021	FEBRUARY 1, 2020
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$399,349	$338,970

Net cash provided by (used in) investing activities	452,987	(74,480)

Net cash used in financing activities	(345,501)	(257,803)

Increase in cash and cash equivalents	506,835	6,687
Cash and cash equivalents:
Beginning of period	52,721	46,034
End of period	$559,556	$52,721

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following tables reconcile: gross margin, gross margin rate, selling and administrative expenses, selling and administrative expense rate, gain on sale of distribution center(s), gain on sale of distribution center(s) rate, operating profit, operating profit rate, income tax expense, effective income tax rate, net income, and diluted earnings per share for the full year 2020 and the full year 2019 (GAAP financial measures) to adjusted gross margin, adjusted gross margin rate, adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted gain on sale of distribution center(s), adjusted gain on sale of distribution center(s) rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share (non-GAAP financial measures).

Full Year 2020 - Fifty-two weeks ended Janaury 30, 2021

	As Reported	Adjustment to exclude gain on sale of distribution centers and related expenses	As Adjusted (non-GAAP)
Selling and administrative expenses	$2,497,386	$(3,956)	$2,493,430
Selling and administrative expense rate	40.3%	(0.1%)	40.2%
Gain on sale of distribution centers	(463,053)	463,053	—
Gain on sale of distribution centers rate	(7.5%)	7.5%	—
Operating profit	856,548	(459,097)	397,451
Operating profit rate	13.8%	(7.4%)	6.4%
Income tax expense	215,415	(117,194)	98,221
Effective income tax rate	25.5%	(0.0%)	25.5%
Net income	629,191	(341,903)	287,288
Diluted earnings per share	$16.11	$(8.75)	$7.35

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted gain on sale of distribution centers, adjusted gain on sale of distribution centers rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) a gain resulting from the sale of our Columbus, OH; Durant, OK; Montgomery, AL; and Tremont, PA distribution centers and the related expenses of $459,097 ($341,903, net of tax).

Full Year 2019 - Fifty-two weeks ended February 1, 2020

	As Reported	Impact to exclude department exit inventory impairment	Impact to exclude transformational restructuring costs	Adjustment to exclude legal settlement loss contingencies	Adjustment to exclude gain on sale of distribution center	As Adjusted (non-GAAP)
Gross margin	$2,114,682	$6,050	$—	$—	$—	$2,120,732
Gross margin rate	39.7%	0.1%	—	—	—	39.8%
Selling and administrative expenses	1,823,409	—	(38,338)	(7,250)	—	1,777,821
Selling and administrative expense rate	34.3%	—	(0.7%)	(0.1%)	—	33.4%
Gain on sale of distribution center	(178,534)	—	—	—	178,534	—
Gain on sale of distribution center rate	(3.4%)	—	—	—	3.4%	—
Operating profit	334,826	6,050	38,338	7,250	(178,534)	207,930
Operating profit rate	6.3%	0.1%	0.7%	0.1%	(3.4%)	3.9%
Income tax expense	75,084	1,553	9,836	1,696	(41,930)	46,239
Effective income tax rate	23.6%	0.0%	0.1%	(0.0%)	0.6%	24.3%
Net income	242,464	4,497	28,502	5,554	(136,604)	144,413
Diluted earnings per share	$6.16	$0.11	$0.72	$0.14	$(3.47)	$3.67

The above adjusted gross margin, adjusted gross margin rate, adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted gain on sale of distribution center, adjusted gain on sale of distribution center rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP (1) an inventory impairment amount of $6,050 ($4,497, net of tax) as a result of a merchandise department exit; (2) the costs associated with a transformational restructuring initiative of $38,338 ($28,502, net of tax); (3) a pretax charge related to estimated legal settlement of employee class actions of $7,250 ($5,554, net of tax); and (4) a gain resulting from the sale of our Rancho Cucamonga, CA distribution center of $178,534 ($136,604, net of tax).

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.